FORM 8-A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	94-3127919
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6121 Hollis Street, Emeryville, California	94608
(Address of Principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
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Securities Act registration statement file number to which this form relates: 333-128083
Securities to be registered pursuant to Section 12(g) of the Act:
Common Share Subscription Rights
(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Common Share Subscription Rights is incorporated by reference to the Prospectus contained in Registrant’s Registration Statement on Form S-2, No. 333-128083, filed with the Commission on September 2, 2005. Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.
Item 2.     Exhibits.
1.	A copy of the certificate for the security being registered is included as Exhibit 4.2 to Registrant’s Registration Statement on Form S-2, No. 333-128083, filed with the Commission on September 2, 2005, which exhibit is incorporated herein by reference.
2.	Articles of Incorporation, as amended, are included as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998, which exhibit is incorporated herein by reference.
3.	Bylaws, as amended, are included as Exhibit 3(c) to Registrant’s Registration Statement on Form S-1, No. 33-48717 and Post-Effective Amendment No. 1 thereto, filed with the Securities and Exchange Commission on June 22, 1992 and August 27, 1992, respectively, which exhibit is incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 26, 2005	BioTime, Inc.
	By	/s/ Judith Segall
Judith Segall, Vice President-Operations
Member, Office of the President